CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated June 3, 2014 in this Pre-Effective Amendment No. 2 of the Registration Statement (Form N-2 No. 333-193931 and No. 811-22937) of O'Connor EQUUS.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 5, 2014